Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com
Nanometrics Reports Second Quarter 2012 Financial Results

MILPITAS, Calif., July 26, 2012 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its second quarter ended June 30, 2012.

Second Quarter Highlights

•	Revenues of $53.2 million; improved gross margin and profitability;

•	Continued increase in foundry business contribution, to 30% of second-quarter product revenues; and

•	Multiple market-expanding wins, including IMPULSE® integrated metrology for foundry etch, SPARK inspection for 3D advanced packaging, and UniFire® metrology for MEMS applications.

GAAP Results

	Q2 2012	Q1 2012	Q2 2011

Revenues	$53,181	$55,492	$64,372

Gross Profit	$24,759	$25,066	$35,872

Income from Operations	$4,296	$4,106	$17,485

Net Income	$4,506	$1,703	$11,087

Earnings per Diluted Share	$0.19	$0.07	$0.47

Non-GAAP Results

	Q2 2012 (2)	Q1 2012 (1)	Q2 2011

Gross Profit	$25,396	$25,703	$36,104

Income from Operations	$5,128	$4,935	$17,886

Net Income	$3,079	$2,884	$11,344

Earnings per Diluted Share	$0.13	$0.12	$0.48
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of our website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and certain discrete tax items.

(1)
Non-GAAP results reported in Q1 reflect a tax benefit of $0.7 million related to certain first quarter foreign losses. This tax benefit was actually recorded for GAAP purposes in the second quarter of 2012 upon receipt of IRS approval of certain company tax elections. See also footnote (a) to the Reconciliation of GAAP to non-GAAP financial results.

(2)
Non-GAAP results for Q2 do not include the tax benefit of $0.7 million related to certain foreign losses incurred in Q1 (described in footnote 1 above) and the impact of certain Q2 discrete tax items. The company received the IRS approval described above in Q2, therefore GAAP results for Q2 include both Q1 and Q2 benefits associated with these certain foreign losses.  See also footnote (a) to the Reconciliation of GAAP to Non-GAAP financial results.

Commenting on the company's results, president and chief executive officer Dr. Timothy J. Stultz said, “We are pleased to report another strong quarter for Nanometrics, characterized by improved gross margin, improved profitability, key competitive wins and market-expanding product adoptions. We are currently seeing a decline in spending across our customer base, however our view is that this is a near-term pause, and that investments in both technology and capacity will begin to improve in early 2013. Today, we have more engagements across more products and platforms than at any time in our history - driven by key industry initiatives in 3D transistors, 3D memory devices and 3D packaging - as well as EUV lithography and the transition to 450mm wafers. In light of this, we are optimistic about the outlook for future growth and strengthening of our business."

Second Quarter 2012 Summary
Revenues for the second quarter of 2012 were $53.2 million, down 4% from $55.5 million in the first quarter and down 17% from $64.4 million in the second quarter of 2011. GAAP gross margin was 46.6%, compared to 45.2% in the prior quarter and 55.7% in the year-ago period. Non-GAAP gross margin, which excludes amortization of acquired intangible assets, was 47.8%, compared to 46.3% in the prior quarter and 56.1% in the year-ago period. The improvement compared to the first quarter of 2012 was primarily due to a higher mix of high-margin upgrade service revenues.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

GAAP operating income was $4.3 million, compared to $4.1 million in the prior quarter and $17.5 million in the year-ago period. Non-GAAP operating income was $5.1 million, compared to $4.9 million in the prior quarter and $17.9 million in the second quarter of 2011.

GAAP net income was $4.5 million or $0.19 per diluted share, compared to $1.7 million or $0.07 per diluted share in the prior quarter and $11.1 million or $0.47 per diluted share in the second quarter of 2011. Non-GAAP net income was $3.1 million or $0.13 per diluted share, compared to $2.9 million or $0.12 per diluted share in the prior quarter and $11.3 million or $0.48 per diluted share in the second quarter of 2011.

At June 30, 2012, Nanometrics had $95.8 million in cash, cash equivalents and marketable securities and $161.9 million in working capital. Stockholders' equity, excluding intangible assets, was $193.8 million, or $8.36 per share based on 23.2 million shares outstanding at quarter end.
Business Outlook
Management forecasts a slowdown in industry spending, with total revenues expected to be in the range of $40 to $45 million in the third quarter of 2012. Management expects GAAP gross margin in the range of 44% to 48%, non-GAAP gross margin in the range of 46% to 49%, and operating expenses to increase between $0.4 million and $0.7 million from the second quarter. Management expects third quarter GAAP net earnings in the range of ($0.09) to $0.00 per share and non-GAAP net earnings in the range of ($0.07) to $0.02 per share.
Conference Call Details
A conference call to discuss second quarter 2012 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, operating income, net income and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company's ongoing performance and to enable comparison to other periods which did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor's ability to view the company's results from management's perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics' automated and integrated systems address numerous process control applications, including critical dimension and film thickness measurement, device topography, defect inspection, overlay registration, and analysis of various other film properties such as optical, electrical and material characteristics. The company's process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics' systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.
Forward Looking Statements
This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management, and statements included in the business outlook section including statements regarding revenue, margins, profitability and product adoption. These forward looking statements may also be identified by words such as “expect,” “anticipate,” “believe,” “estimate,” “forecasts,” “plan,” “predict,” “view,” and similar terms. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from the expectations due to a variety of factors including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix, our ability to implement supply cost reductions, and increased operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	As of June 30,	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$81,990	$97,699
Marketable securities	13,854	—
Accounts receivable, net of allowances of $82 and $117, respectively	40,308	29,289
Inventories	45,379	52,260
Inventories - delivered systems	1,850	1,637
Prepaid expenses and other	9,959	8,119
Deferred income tax assets	9,277	12,406
Total current assets	202,617	201,410

Property, plant and equipment, net	42,203	35,521
Goodwill	10,796	11,990
Intangible assets, net	12,229	14,394
Deferred income tax assets, non - current	4,927	2,864
Other assets	866	1,042
Total assets	$273,638	$267,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,988	$7,975
Accrued payroll and related expenses	6,967	8,837
Deferred revenue	9,245	5,788
Other current liabilities	14,382	16,709
Income taxes payable	337	707
Current portion of debt obligations	790	765
Total current liabilities	40,709	40,781

Deferred revenue, non - current	5,296	4,547
Income taxes payable, non - current	2,430	2,401
Other non - current liabilities	2,078	2,813
Debt obligations, net of current portion	6,349	6,687
Total liabilities	56,862	57,229

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares
authorized; 23,189,435 and 23,182,771, respectively,
issued and outstanding	23	23
Additional paid - in capital	238,232	236,735
Accumulated deficit	(22,106)	(28,315)
Accumulated other comprehensive income	627	1,549
Total stockholders’ equity	216,776	209,992
Total liabilities and stockholders’ equity	$273,638	$267,221

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Net revenues:
Products	$41,556	$54,227	$89,414	$108,210
Service	11,625	10,145	19,259	18,305
Total net revenues	53,181	64,372	108,673	126,515

Costs of net revenues:
Cost of products	22,627	23,334	47,446	45,981
Cost of service	5,158	4,934	10,128	9,275
Amortization of intangible assets	637	232	1,274	464
Total costs of net revenues	28,422	28,500	58,848	55,720
Gross profit	24,759	35,872	49,825	70,795

Operating expenses:
Research and development	7,644	5,779	15,120	11,267
Selling	7,041	6,997	14,252	13,696
General and administrative	5,583	5,442	11,664	10,941
Amortization of intangible assets	195	169	387	343
Total operating expenses	20,463	18,387	41,423	36,247
Income from operations	4,296	17,485	8,402	34,548

Other income (expense):
Interest income	33	65	85	105
Interest expense	(264)	(341)	(533)	(678)
Other, net	(49)	(470)	(224)	(983)
Total other expense, net	(280)	(746)	(672)	(1,556)

Income before income taxes	4,016	16,739	7,730	32,992
Provision (benefit) for income taxes	(490)	5,652	1,521	11,395
Net income	$4,506	$11,087	$6,209	$21,597

Net income per share:
Basic	$0.19	$0.49	$0.27	$0.95
Diluted	$0.19	$0.47	$0.26	$0.92

Shares used in per share calculation:
Basic	23,395	22,709	23,372	22,637
Diluted	23,877	23,442	23,924	23,422

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six-month Period Ended
	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Net income	$6,209	$21,597
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,511	2,910
Stock-based compensation	3,054	1,777
Excess tax benefit from equity awards	(814)	(1,519)
Loss on disposal of fixed assets	134	3
Inventory write down	1,086	728
Deferred income taxes	995	1,425
Other, net	7	—
Changes in fair value of contingent payments to Zygo Corporation	9	391
Changes in assets and liabilities:
Accounts receivable	(11,141)	1,092
Inventories	(1,136)	(5,502)
Inventories-delivered systems	(313)	(969)
Prepaid expenses and other	(1,709)	(3,200)
Accounts payable, accrued and other liabilities	(3,629)	2,010
Deferred revenue	4,222	2,607
Income taxes payable	466	2,315
Net cash provided by operating activities	1,951	25,665
Cash flows from investing activities:
Payments to Zygo Corporation related to acquisition	(198)	(191)
Escrow payment received related to acquisition of Nanda	508	—
Purchases of marketable securities	(13,860)	—
Purchases of property, plant and equipment	(2,730)	(1,746)
Net cash used in investing activities	(16,280)	(1,937)
Cash flows from financing activities:
Repayments of debt obligations	(374)	(282)
Proceeds from sale of shares under employee stock option plans and purchase plans	2,632	3,539
Excess tax benefit from equity awards	814	1,519
Taxes paid on net issuance of stock awards	(16)	(46)
Repurchase of common stock	(4,960)	(4,257)
Net cash provided by (used in) financing activities	(1,904)	473
Effect of exchange rate changes on cash and cash equivalents	524	1,024
Net increase (decrease) in cash and cash equivalents	(15,709)	25,225
Cash and cash equivalents, beginning of period	97,699	66,460
Cash and cash equivalents, end of period	$81,990	$91,685

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended			Six Months Ended
		Jun 30,	Mar 31,	Jul 2,	Jun 30,	Jul 2,
		2012	2012	2011	2012	2011
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit		$24,759	$25,066	$35,872	$49,825	$70,795
Non-GAAP adjustments:
Amortization of intangible assets		637	637	232	1,274	464
Non-GAAP gross profit		$25,396	$25,703	$36,104	$51,099	$71,259

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income		$4,296	$4,106	$17,485	$8,402	$34,548
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues		637	637	232	1,274	464
Amortization of intangible assets included in operating expenses		195	192	169	387	343
Total non-GAAP adjustments to operating income		832	829	401	1,661	807
Non-GAAP operating income		$5,128	$4,935	$17,886	$10,063	$35,355

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income		$4,506	$1,703	$11,087	$6,209	$21,597
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income		832	829	401	1,661	807
Income tax effect of non-GAAP adjustments		(304)	(303)	(144)	(607)	(291)
Discrete tax adjustment	(a)	(1,955)	655	—	(1,300)	—
Non-GAAP net income		$3,079	$2,884	$11,344	$5,963	$22,113

GAAP net income per diluted share		$0.19	$0.07	$0.47	$0.26	$0.92

Non-GAAP net income per diluted share		$0.13	$0.12	$0.48	$0.25	$0.94

Shares used in diluted income per share calculation		23,877	23,981	23,442	23,924	23,422

(a) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis. The discrete tax adjustment for the second quarter also excludes the one-time benefit associated with the recognition of Deferred Tax Assets related to the entity classification elections, resulting in a combined first and second quarter effective tax rate of approximately 36.5%.